Exhibit 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the "Agreement") is made as of November 2, 2015, by and between Anthony Tang, a natural person (or, subject to the reasonable approval of Debtor, which approval will be unreasonably withheld or delayed, by an affiliate of Anthony Tang; referred to herein, with respect to such natural person or affiliate, as the case may be, “Secured Party”) and Ener-Core, Inc., a Delaware corporation (“Debtor”). Capitalized terms used herein but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Backstop Support Agreement (as defined below).

RECITALS

Pursuant to a Backstop Security Support Agreement made and entered into on November 2, 2015 (the “Backstop Support Agreement”), Debtor has agreed to provide Secured Party with a security interest in certain of Debtor’s assets to secure Debtor’s payment and other obligations to Secured Party pursuant to the Backstop Support Agreement;

As a material inducement for the Secured Party to enter into the Backstop Support Agreement, Debtor agreed, subject only to, and conditioned only upon, the issuance of the Letter of Credit as accepted by D-R as sufficient to satisfy the BSS obligation under the CLA, to enter into a security agreement to provide the Secured Party with a security interest in certain assets of Debtor; and

Debtor and Secured Party desire to enter into this Agreement in order to secure the performance of the Obligations (as defined below) of Debtor.

NOW, THEREFORE, in consideration of the covenants and conditions contained herein, the parties agree as follows:

1.	CERTAIN DEFINED TERMS

1.1.       Terms Defined In Uniform Commercial Code. Except as otherwise provided in this Agreement, all terms in this Agreement have the meanings assigned to them in Division 9 (or, absent definition in Division 9, in any other Division) of the Uniform Commercial Code, as those meanings may be amended, supplemented, revised or replaced from time to time.

1.2.       Uniform Commercial Code. "Uniform Commercial Code" means the California Uniform Commercial Code, as amended, supplemented, revised or replaced from time to time. Notwithstanding the foregoing, the parties intend that the terms used herein which are defined in the Uniform Commercial Code have, at all times, the broadest and most inclusive meanings possible. Accordingly, if the Uniform Commercial Code shall in the future be amended or held by a court to define any term used herein more broadly or inclusively than the Uniform Commercial Code in effect on the date of this Agreement, then such term, as used herein, shall be given such broadened meaning. If the Uniform Commercial Code shall in the future be amended or held by a court to define any term used herein more narrowly, or less inclusively, than the Uniform Commercial Code in effect on the date of this Agreement, such amendment or holding shall be disregarded in defining terms used in this Agreement.

1.3.       Obligations. As used in this Agreement, “Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, the Debtor to the Secured Party under this Agreement, the Backstop Support Agreement, and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owned with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Secured Party as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) all payments due under the Backstop Support Agreement; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Debtor from time to time under or in connection with this Agreement, the Backstop Support Agreement, and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Debtor.

2.	CREATION OF SECURITY INTEREST

2.1.       Security Interest. As security for the payment and performance of the Obligations, Debtor hereby pledges grants to Secured Party a continuing security interest (“Security Interest”) in and a lien upon, all of Debtor’s right, title and interest in the following property and interests of Debtor, whether now existing or owned or hereafter acquired or arising (collectively, the “Collateral”) (provided, however, for avoidance of doubt, such Security Interest (i) shall not include any security interest or lien in “Excluded Assets”, (ii) shall be subordinated to that certain security interest held by the holders of the Senior Secured Notes (“Senior Secured Notes”) of Debtor referenced in the Current Reports on Form 8-K filed by Debtor with the Securities and Exchange Commission on April 23, 2015 and May 7, 2015, as such security interest is granted pursuant to that certain Pledge and Security Agreement, dated as of April 22, 2015 (as amended, including the First Amendment dated as of May 7, 2015, the “Pledge Agreement”), and (iii) shall be subject to the same cumulative qualifications, exceptions and Permitted Liens as provided for in the Pledge Agreement (for purposes of this Agreement, Excluded Assets” shall mean collectively: (X) all patents, (Y) any and all licenses or other rights granted by the Debtor (or one its affiliates) to D-R pursuant to that certain Commercial License Agreement entered into by and between D-R and Debtor, dated November 14, 2014 (the “CLA”) and (Z) any and all intellectual property that is developed or which shall be developed under the CLA; provided, however, that the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect the Secured Party’s unconditional security interest in and liens upon any rights of Debtor in or to the proceeds of, or any monies due or to become due under or in respect of, all or any portion of such Excluded Assets and provided, further, that immediately upon the termination of the CLA, all assets that are no longer included in the definition of Excluded Assets shall constitute Collateral and the Debtor shall be deemed to have granted a security interest therein):

a.      All cash, bank deposits, deposit accounts, checks, certificates of deposit, checking and savings accounts, bankers’ acceptances, letters of credit, United States obligations, state and municipal obligations, obligations of foreign governments and subdivisions thereof, commercial paper, notes, instruments (whether negotiable or nonnegotiable), drafts, bonds, debentures (excluding debentures convertible into shares of capital stock and other equity securities) of and claims against corporations, joint ventures, persons, partnerships, whether limited or general, and other entities of every description, and other instruments and the like;

b.      All accounts receivable, agreements, contracts, leases, contract rights, rights to payment, instruments, documents, chattel paper, security agreements, guaranties, undertakings, surety bonds, insurance policies, notes and drafts, and all forms of obligations owing to Debtor or in which Debtor may have any interest;

c.      All goods and other inventory of the Debtor, now owned and hereafter acquired, wherever located, including, without limitation, all merchandise, goods and other personal property which are held for sale or lease or leased by the Debtor or to be furnished under a contract of service, all raw materials, work in process, materials used or consumed in the Debtor’s business and finished goods, inventory leased to others or held for lease, all goods in which the Debtor has an interest in mass or a joint or other interest or gifts of any kind (including goods in which the Debtor has an interest or right as consignee), and all goods which are returned to or repossessed by the Debtor, together with all additions and accessions thereto and replacements therefor and products thereof and documents therefor;

d.      All general intangibles, choses in action, or causes of action, including, particularly, any right of indemnity or other right that Debtor may have or hereafter acquire against any Person arising under or with respect to any judgment, statute, or rule and all other properties, assets and rights of every kind and nature, including, but not limited to, rights to refunds, tax refunds, claims for tax refunds, rights of indemnification, books and records (including, without limitation, corporate and other business records, customer lists, credit files, computer programs, printouts and other computer materials and records), inventions, designs, patents, copyrights, trademarks, trade names, trade styles, trade secrets, registrations, licenses, customer lists and computer source and object codes;

e.       All equitable rights and interests of whatever kind or nature;

f.       All investment property;

g.      All rights and claims in or under any policy of insurance, including, but not limited to, insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights, or intangible rights, and all liability, life, key man and business interruption insurance, together with the proceeds, products, renewals and replacements thereof, including prepaid and unearned premiums;

h.      All equipment, machinery, tools, furnishings, fixtures, vehicles and motor vehicles and all other goods used or bought primarily for use in Debtor’s business, together with all products and proceeds of the foregoing whether due or voluntary or involuntary disposition;

i.       All other agreements for use or purchase of the properties, assets and rights described herein or any part thereof and all renewals and extensions thereof, and all amounts, rents, issues, royalties, profits and rights, and other sums of money due and to become due under such other agreements for use or purchase of such properties, assets, or rights and all renewals and extensions;

j.       All other property of the Debtor now or hereafter in the possession, custody or control of the Secured Party, and all property of the Debtor in which the Secured Party now has or hereafter acquires a security interest;

k.       All other now existing or hereafter acquired personal property assets and/or real property assets of the Debtor not otherwise included in the foregoing Collateral;

l.       All now existing and hereafter acquired books, records, writings, data bases, information and other property relating to, used or useful in connection with, embodying, incorporating or referring to, any of the foregoing Collateral;

m.     Without in any way limiting the foregoing, the proceeds of any of the foregoing, whether derived from voluntary or involuntary disposition of the foregoing, and all renewals, replacements, substitutions, additions, accessions, rents, issue, royalties and profits of any of the foregoing, whether now owned, existing or hereafter acquired or arising; and

n.      All proceeds of and substitutions for any and all of the Collateral and, to the extent not otherwise included, all payments under insurance, or any indemnity, warranty or guaranty, payable to Debtor by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

Notwithstanding anything to the contrary contained in this Agreement, the parties hereto acknowledge and agree that any security interest granted under this Agreement shall be subject to the Intercreditor Agreement (as defined below) and limited to the extent not permitted by the Intercreditor Agreement.

2.2.       Obligations Secured; Subordination; Permitted Liens. The Security Interest is granted to secure Debtor’s Obligations. Such Security Interest is (i) subordinated to D-R’s security interest in $2.1M BSS or any partial proceeds that may be recovered therefrom under terms and conditions of the BSS and CLA, (ii) subordinated to that certain security interest granted to the holders of the Senior Secured Notes pursuant to the Pledge Agreement and (iii) subject to the same cumulative qualifications, exceptions and Permitted Liens as provided for in the Pledge Agreement; for purposes of this Agreement.

2.3.       Retained Rights. Other than during the existence of an Event of Default, Debtor shall be entitled to retain possession and enjoy the use of the Collateral.

2.4.      Express Waivers. Debtor hereby expressly waives:

a.       Diligence, presentment, protest, demand, and notice of every kind;

b.      The right, if any, to require Secured Party to proceed against any person liable for the payment of any of the Obligations of Debtor as a condition or prior to proceeding hereunder; and

c.      The right, if any, to require Secured Party to foreclose upon, sell, or otherwise realize upon, collect, or apply any other property, real or personal, securing any of the Obligations of Debtor as a condition or prior to proceeding hereunder

2.5.      UCC Financing Statement. Debtor hereby authorizes Secured Party to file a UCC-1 financing statement recording Secured Party’s security interest in the Collateral (for avoidance of doubt, Secured Party hereby agrees that such UCC-1 financing statement will expressly state that (i) there is no perfected security interest in the Excluded Assets, (ii) the Secured Party’s security interest is subordinated as provided in Section 2.2 hereof and (iii) the Secured Party’s security interest will have the same cumulative qualifications Exceptions and Permitted Liens as provided in Section 2.2 hereof.

2.6.      Termination of Security Interest. This Security Interest will terminate upon the earlier of the elimination of the requirement of the BSS or the entire Letter of Credit is replaced with an alternative BSS in favor of D-R; provided, however, that in each case, such termination is conditioned upon Ener-Core having at the time no outstanding payment obligations to the Secured Party under this Agreement and/or the Backstop Support Agreement (provided, further, that this Security Interest will terminate upon the full satisfaction of such payment obligations). Upon the termination of this Security Interest, all rights to the Collateral shall revert to Debtor. Also upon the termination of this Security Interest, Secured Party will authorize the filing of appropriate termination statements to terminate this Security Interest.

3.	WARRANTIES AND REPRESENTATIONS

3.1.      Debtor warrants, represents, and covenants that:

a.       Debtor will defend title to the Collateral and the Security Interest of Secured Party therein against the claims and demands of all persons;

b.       Debtor will, at its own cost and expense, keep the Collateral in a good state of repair;

c.       Debtor will not waste, destroy, misuse, abuse, or illegally use the Collateral, or any part thereof, and will not be negligent in the care thereof;

d.       Debtor will keep the Collateral free and clear of all attachments, levies, taxes, liens, and all other encumbrances of every kind and nature, other than Permitted Liens, and will not sell (other than in the ordinary course of business), assign, transfer, lease, hypothecate, or in any way allow or suffer the Collateral, or any part thereof, to come into the possession of any other person other than Permitted Liens, sales of inventory in the ordinary course of business and dispositions of obsolete and worn out equipment;

e.       Debtor will not secrete, abandon, or remove the Collateral, or any part thereof, or suffer the removal of it, or any part thereof, from Debtor’s business locations or third party warehouse maintained as of the date hereof other than in connection with sales of inventory in the ordinary course of business and dispositions of obsolete and worn out equipment;

f.       Debtor will immediately notify Secured Party of any change in Debtor's address;

g.      Debtor shall not be released from this Agreement because of the loss, injury, or destruction of the Collateral;

h.      Debtor shall allow Secured Party, and any of its representatives, free access to and right of inspection of the Collateral at all times;

i.       Debtor shall immediately give Secured Party written notice of any material loss or damage to the Collateral or any diminution in value and shall provide Secured Party with monthly account statements regarding the portion of the Collateral consisting of inventory;

j.       Debtor shall, at its own cost and expense, pay all taxes or other charges levied against or otherwise respecting the Collateral;

k.      Debtor shall, when requested by a Secured Party, execute any and all written instruments and documents and, at Debtor's sole cost and expense, do any other acts necessary to effectuate the purposes and provisions of this Agreement;

l.       Debtor will not do or permit any act for which the Collateral might be confiscated;

m.     Each and every one of the papers, writings, documents, instruments, contracts, agreements, memoranda, receipts, guaranties, certificates, statements, notices, assignments, notes, and the like, presented to Secured Party by or on behalf of Debtor, at any time, in any way or to any extent connected with the events or transactions referred to or contemplated in this Agreement, are genuine and were duly executed; and

n.      Debtor shall indemnify and hold Secured Party harmless from all losses, costs, damages, liabilities, or expenses, including reasonable attorneys' fees, which Secured Party may sustain or incur by reason of defending or protecting the Security Interest herein granted, the priority thereof, enforcing payment of the Obligations, or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Agreement.

o.      Except pursuant to the Pledge Agreement and/or the CLA and/or this Agreement, Debtor shall not grant a security interest in, or encumber, any of the Excluded Assets (subject to the cumulative qualifications, exceptions and Permitted Liens as provided for in the Pledge Agreement or this Agreement).

4.	RIGHTS OF SECURED PARTY

Secured Party may, from time to time, without notice to Debtor and without affecting the Obligations of Debtor (subject to the Subordination and Intercreditor Agreement (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Intercreditor Agreement”) entered into as of even date herewith by and among Anthony Tang, Debtor and Empery Tax Efficient, LP in its capacity as collateral agent for the Senior Lenders (as defined in the Intercreditor Agreement)):

a.       Release, renew, extend, or alter the time or terms of payment of any Obligation;

b.      Release, surrender or substitute any property or other security; or

c.      Accept any type of further security therefor.

5.	DEFAULT

5.1.      Default. The occurrence of any of the following will constitute an event of default ("Event of Default") under this Agreemet:

a.      The default by Debtor in the performance of any Obligation, and such payment default shall not have been remedied by payment within three (3) days after written notice of such default has been given to Debtor by Secured Party.

b.      The default by Debtor in the performance of any other term, covenant or agreement contained in this Agreement, and such default shall not have been remedied to the reasonable satisfaction of Secured Party or waived in writing by Secured Party within five (5) days after written notice of such default has been given to Debtor or where the cure requires more than five (5) days to cure the cure is commenced within three (3) days and diligently completed.

c.      Debtor becomes insolvent or unable to meet its debts as they mature.

d.      Debtor (i) makes an assignment for the benefit of creditors or admits in writing Debtor’s inability to pay its debts generally as they become due, or (ii) applies to any tribunal for the appointment of a trustee or receiver of any substantial part of Debtor’s assets, or (iii) commences any voluntary proceedings under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or other liquidation law of any jurisdiction, or (iv) becomes the subject of any such involuntary proceedings and Debtor indicates Debtor’s approval, consent or acquiescence, or (v) becomes the subject of an order appointing a trustee or receiver, adjudicating it bankrupt or insolvent, or approving a petition in any such involuntary proceeding, and such order remains in effect for sixty (60) days.

e.      There is a levy upon, seizure, or attachment of any of the Collateral, other than Permitted Liens.

5.2.      Remedies. Upon an Event of Default, and at the option of Secured Party, all of the Obligations shall become immediately due and payable, together with any other sums due hereunder, with interest theretofore accrued, without notice or demand and then and thereafter Secured Party shall have all of the rights and remedies of a secured party under the Uniform Commercial Code; provided, however, that notwithstanding anything to the contrary contained in this Agreement, any action under this Agreement and all rights and remedies of the Secured Party shall be subject to being permitted pursuant to the Intercreditor Agreement. Without limiting the foregoing (but subject to being permitted pursuant to the Intercreditor Agreement), Secured Party shall have the immediate right to (subject to such remedy or right being permitted at the time pursuant to the Intercreditor Agreement):

a.       Notify all persons indebted to Debtor under receivables, leases, trade accounts, and other Obligations to make all payments solely and directly to Secured Party;

b.       Take and maintain possession of the Collateral and in so doing, alone or with any other person, enter upon the premises where the Collateral may be found or believed by Secured Party to be located. Debtor hereby waives all claims for damages and otherwise, due to, arising from, or connected with any entry upon the premises or any seizure of the Collateral by Secured Party;

c.       Maintain possession and dispose of the Collateral on any premises of Debtor or under Debtor's control; or

d.       Remove the Collateral or any part thereof to any place Secured Party may desire.

5.3.      Sale of Collateral. If requested by Secured Party (but subject to being permitted at the time pursuant to the Intercreditor Agreement), Debtor shall assemble and make the Collateral available to Secured Party at a place to be designated by Secured Party. In the event of a sale by a Secured Party after a default by Debtor, the Collateral need not be in view of those present attending the sale, or at the same location at which the sale is being conducted. Secured Party may sell the Collateral in such order, priority, and lots as is commercially reasonable in the opinion of Secured Party. Debtor shall receive all notices of sale required to be given and which cannot be waived by law, all other notices of every type, nature, or kind being hereby expressly waived by Debtor. Any notice required to be given by law shall be conclusively presumed given and received by Debtor when it is mailed, postage prepaid, to Debtor at its last business address known to the Secured Party. Unless the Collateral is perishable, depreciates rapidly, or is of a type customarily sold on a recognized market, Debtor will be given reasonable notice of the time and place of any public sale, or of the time on or after which any private sale or other intended disposition is to be made. The requirements of reasonable notice shall be met if notice is mailed, postage prepaid, to Debtor at least two (2) days before the time of sale or other disposition. Secured Party may be the purchasers at any sale of the Collateral.

5.4.      Power of Attorney. Subject to being permitted pursuant to the Intercreditor Agreement, Debtor hereby appoints Secured Party as its irrevocable attorney with power, upon the occurrence and during the continuance of an Event of Default, to:

a.      Receive, open, and dispose of all mail addressed to Debtor;

b.      Endorse the name of Debtor on any checks or other evidences of payment that may come into the possession of Secured Party on the receivables and on any invoice, freight or express bill, bill of landing, or other document about any of the receivables;

c.      In its name or otherwise, to demand, sue for, collect, and give acquittances for any and all monies due or to become due on receivables;

d.      Compromise, prosecute, or defend any action, claim, or proceeding regarding receivables; and

e.      Do any and all things necessary and proper to carry out the purposes contemplated in this Agreement.

f.       Nothing herein shall be construed as limiting the rights of Secured Party pursuant to that certain Power of Attorney executed by Debtor in favor of Secured Party pursuant to the Loan Agreement.

6.	MISCELLANEOUS

 6.1       Waiver. Waiver by Secured Party of any default or breach contained in or secured by this Agreement shall not be construed as a waiver of any subsequent breach.

6.2       Modification. This Agreement is entered into for the benefit of the parties hereto and their respective successors and assigns, and cannot be amended or terminated except in a writing signed by both parties.

6.3       Governing Law, Jurisdiction and Venue. This Agreement will be governed by, and construed, interpreted, and enforced in accordance with, the laws of the State of California, without giving effect to its conflict of laws provisions. Each of Debtor and Secured Party, subject to the binding arbitration undertakings of the Backstop Support Agreement: (a) submits to the jurisdiction of any state or federal court sitting in the County of Los Angeles, California in any legal suit, action or proceeding arising out of or relating to this Agreement or the Note; (b) agrees that all claims in respect of the action or proceeding to enforce such arbitration may be heard or determined in any such court; and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement or the Obligations in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 6. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect the right to serve process in any other manner permitted by law, statute, rule or regulation.

6.4       Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

6.5        Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) one (1) business day after deposit with an express overnight courier for United States deliveries, or (ii) three (3) business days after deposit in the United States mail by certified mail (return receipt requested). The address for such notices and communications shall be, if to Debtor, 9400 Toledo Way, Irvine, CA 92618, Attn: Alain Castro (Chief Executive Officer) and Domonic Carney (Chief Financial Officer) and, if to the Secured Party, 870 Orlando Road, San Marino, CA 91108.

6.6        Entire Agreement. This Agreement contains the entire agreement of the parties hereto and supersedes any prior written or oral agreement between them concerning the subject matter contained herein.

6.7        Attorneys' Fees; Costs and Expenses. Debtor agrees that it will reimburse Secured Party, upon demand, for all costs and expenses incurred by Secured Party in connection with (i) collecting or attempting to collect the Obligations or any part thereof, (ii) maintaining or defending Secured Party’s security interests or liens (or the priority thereof), (iii) the enforcement of Secured Party’s rights or remedies under this Agreement, the Obligations or any related agreement, document or certificate, (iv) the preparation or making of any amendments, modifications, waivers or consents with respect to this Agreement, the Obligations or any related agreement, document or certificate, and/or (v) any other matters, suits, actions or proceedings arising out of or in connection with this Agreement, the Obligations or any related agreement, document or certificate between Secured Party and Debtor (including, without limitation, any actions or proceedings pursuant to which Debtor asserts any claims against Secured Party or contests the validity or enforceability of this Agreement), which costs and expenses include without limit payments made by Secured Party for taxes, insurance, assessments, or other costs or expenses which Debtor or Debtor is required to pay under this Agreement, the Obligations or any related agreement, document or certificate; expenses related to the examination of any collateral; audit expenses; court costs and reasonable attorneys’ fees (whether in-house or outside counsel is used, whether legal assistants are used, and whether such costs are incurred in formal or informal collection actions, federal Bankruptcy proceedings, probate proceedings, on appeal or otherwise); and all other costs and expenses of Secured Party incurred in connection with any of the foregoing. Debtor further indemnifies Secured Party, its directors, officers, employees and agents against all losses, claims, damages, penalties, judgments, liabilities and expenses (including without limitation all expenses of litigation or preparation for litigation whether or not Secured Party is a party), which any of them pay or incur arising out of or relating to this Agreement, the or any related agreement, document or certificate, the transactions described in this Agreement, the Obligations or any related agreement, document or certificate.

6.8        Assignment and Delegation. This Agreement and the rights and duties hereunder may not be assigned by Debtor. Debtor may not assign this Agreement or the benefits it is to receive hereunder nor may it delegate the services and Obligations it is required to perform under this Agreement. The parties agree that any attempt by Debtor to assign its rights or delegate its duties hereunder shall be null and void.

6.9       Further Assurances. Whenever and so often as requested by a party, the other party will promptly execute and deliver, or cause to be executed and delivered, all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required in order to further and more fully discharge and perform the Obligations and agreements hereunder, and to more fully vest in such requesting party, all rights, interests, powers, benefits, privileges and advantages conferred, or intended to be conferred, upon it by this Agreement.

6.10      Form of Documents. All instruments, certificates and other documents to be executed and delivered under this Agreement by any party to any other party shall be in a form satisfactory to the counsel for the other party.

6.11      Indemnification; Expenses. Subject to being permitted pursuant to the Intercreditor Agreement, the Debtor agrees to indemnify and hold harmless the Secured Party and its trustees, directors, officers, agents, employees, and counsel from and against any and all costs, expenses, claims, or liability incurred by Secured Party or such person hereunder and under any other document prepared in connection herewith or therewith, unless such claim or liability shall be due to willful misconduct or gross negligence on the part of a Secured Party or such person. The Debtor agrees upon demand to pay or reimburse Secured Party for all liabilities, Obligations and reasonable out-of-pocket expenses, including reasonable fees and expenses of legal counsel for the Debtor from time to time arising in connection with the enforcement or collection of sums due under this Agreement or other documents related hereto or any “work-out” in connection with any such documents.

6.12      Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties to the extent this Agreement is assignable.

6.13      Executed Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.14      Section Headings. The various section headings are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or any section thereof.

6.15      Construction of Agreement. In determining the meaning of, or resolving any ambiguity with respect to, any word, phrase or provision of this Agreement, no uncertainty or ambiguity shall be construed or resolved against any party under any rule of construction, including the party primarily responsible for the drafting and preparation of this Agreement.

6.16      Waiver of Jury Trial. DEBTOR AND SECURED PARTY HEREBY WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE OBLIGATIONS, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF, OR SECURED PARTY’S CONDUCT WITH RESPECT TO ANY OF THE FOREGOING. DEBTOR AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGES THAT SECURED PARTY WOULD NOT ACCEPT THIS AGREEMENT OR THE OBLIGATIONS IF THIS SECTION WERE NOT PART OF THIS AGREEMENT.

6.17      Termination. Notwithstanding anything to the contrary in the Agreement, this Agreement and the liens and security interests granted herein shall automatically terminate upon end of the Term under the Backstop Support Agreement

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Security Agreement in one or more counterparts which, taken together, shall constitute one agreement, which Security Agreement shall be effective as of and on the last date set forth below.

SECURED PARTY:

Anthony Tang

By	/s/ Anthony Tang
Anthony Tang:

DEBTOR:

Ener-Core, Inc.

By	/s/ Domonic Carney
Name/Title: Domonic Carney CFO